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                                                                   EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference into the Registration Statement (Form S-8) pertaining to The ASDA Colleague Share Ownership Plan, The ASDA Group Long Term Incentive Plan, The ASDA Group PLCS Sharesave Scheme, The ASDA 1984 Executive Share Option Scheme and The ASDA 1994 Executive Share Option Scheme of Wal-Mart Stores, Inc. of our report dated March 24, 1999, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Tulsa, Oklahoma
July 29, 1999